                                                                    EXHIBIT 21.2

                            NYS DEPARTMENT OF STATE
================================================================================
FILING RECEIPT              INCORPORATION (BUSINESS)
================================================================================
CORPORATION NAME
----------------
     35 CAROLINE CORP.
--------------------------------------------------------------------------------

DATE FILED     DURATION & COUNTY CODE        FILM NUMBER         CASH NUMBER
----------     ----------------------        -----------         -----------
  06/02/89       P            SARA           CO17999-3             412568

--------------------------------------------------------------------------------
        NUMBER AND KIND OF SHARES            LOCATION OF PRINCIPAL OFFICE
        -------------------------            ----------------------------
          100NPV
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          ADDRESS FOR PROCESS                       REGISTERED AGENT
          -------------------                       ----------------
     THE CORPORATION
     35 CAROLINE STREET

     SARATOGA SPRINGS     NY 12866

--------------------------------------------------------------------------------
FEES AND/OR TAX PAID AS FOLLOWS:
--------------------------------

AMOUNT OF CHECK $______ AMOUNT OF MONEY ORDER $_____ AMOUNT OF CASH $00110.00

$6.00 DOLLAR FEE TO COUNTY              $     100.00 FILING
                                        $   00010.00 TAX
FILER NAME AND ADDRESS                  $            CERTIFIED COPY
----------------------                  $            CERTIFICATE

     MCMAHON & MCMAHON, P.C.            TOTAL PAYMENT $ 0000110.00
     16 LAKE AVENUE

     SARATOGA SPRINGS    NY 12866              REFUND OF $

                                                                      TO FOLLOW
================================================================================
                      GAIL S SHAFFER -- SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               35 CAROLINE CORP.

             Under the Section 402 of the Business Corporation Law

          The undersigned for the purpose of forming a corporation pursuant to section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

          1.   The name of this corporation is 35 CAROLINE CORP.

          2. The purposes of the corporation are to carry on the business or purchase, sale, rental and repair of motor vehicles and may be organized under the Business Corporation law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

          3. The office of this corporation is to be located in the County of Saratoga, State of New York.

          4. The aggregate number of shares which this corporation shall have authority to issue is One hundred (100) shares of one class only, which shares are without par value.

          5. The Secretary of State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon him as agent of this corporation is 35 Caroline Street, City of Saratoga Springs, County of Saratoga, State of New York 12866.

        IN WITNESS WHEREOF, the undersigned have executed, signed and acknowledged this certificate of incorporation this 26th day of May, 1989.


                                        /s/ JOHN MARK
                                      -------------------------------
                                        JOHN MARK
                                        Incorporator
                                        40 Van Dam St.
                                        Saratoga Springs, NY 12866


                                        /s/ RICHARD W. MORRELL
                                      -------------------------------
                                        RICHARD W. MORRELL
                                        Incorporator
                                        3 Third St.
                                        Round Lake, NY 12151


STATE OF NEW YORK

                 SS:

COUNTY OF SARATOGA:

        On this 26th day of May, 1989 before me the subscriber, personally appeared JOHN MARK AND RICHARD W. MORRELL me personally known and known to me to be the same persons described in and who executed the within Instrument and they acknowledged to me that they executed the same.



                                        /s/ EDWARD J. MCMAHON
                                      -------------------------------
                                               Notary Public.




                               EDWARD J. MCMAHON
                         Notary Public, Saratoga County
                               State of New York
                          Commission Expires 12/31/90